UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

Fortress Net Lease REIT

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56632	92-1937121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

July 31, 2026 NAV Per Share

On August 17, 2026, Fortress Net Lease REIT (the “Company” or “we”) the Company reported net asset value (“NAV”) per share for each outstanding class of common shares of the Company as of July 31, 2026, which is set forth below:

NAV per Share
Class S	$10.5358
Class I	$10.6184
Class F-S	$10.6778
Class F-I	$10.7494
Class D-S	$11.1057
Class D	$10.5805
Class E	$11.1703

Net Asset Value

A detailed calculation of the NAV per share is set forth below. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of trustees. Our total NAV presented in the following tables includes the NAV of our outstanding classes of common shares, which includes Class S, Class I, Class F-S, Class F-I, Class D-S, Class D and Class E common shares, as well as the partnership interests (“OP Units”) of FNLR OP LP (the “Operating Partnership”), if any, held by parties other than the Company.

The following table provides a breakdown of the major components of our NAV as of July 31, 2026 (amounts in thousands):

Components of NAV	Amount
Investments in real estate	$3,260,770
Intangible assets	561,697
Cash and cash equivalents	12,443
Restricted cash	123,087
Other assets	57,603
Revolving credit facility	(940,778)
Term loan	(807,865)
Subscriptions received in advance	(92,078)
Distribution payable	(12,243)
Due to affiliate	(16,064)
Other liabilities	(36,289)
Net Asset Value	$2,110,283
Number of outstanding shares/units	195,889

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of July 31, 2026 (amounts in thousands, except per share/unit data):

	Net Asset Value	Number of Outstanding Shares/Units	NAV per Share/Unit as of July 31, 2026
Class S	$208,653	19,804	$10.5358
Class I	360,313	33,933	$10.6184
Class F-S	282,673	26,473	$10.6778
Class F-I	805,986	74,979	$10.7494
Class D-S	412,957	37,184	$11.1057
Class D	60	6	$10.5805
Class E	30,134	2,698	$11.1703
OP Units(1)	9,507	812	$11.7097
Total	$2,110,283	195,889

(1)
Includes the Class A OP Units held by FNLR Management LLC (the “Adviser”).

The following table provides a breakdown of the major components of our NAV as of June 30, 2026 (amounts in thousands):

Components of NAV	Amount
Investments in real estate	$3,212,929
Intangible assets	561,697
Cash and cash equivalents	41,784
Restricted cash	74,570
Other assets	84,316
Revolving credit facility	(1,007,204)
Term loan	(807,636)
Subscriptions received in advance	(74,559)
Distribution payable	(11,776)
Due to affiliate	(23,195)
Other liabilities	(23,632)
Net Asset Value	$2,027,294
Number of outstanding shares/units	188,851

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2026 (amounts in thousands, except per share/unit data):

	Net Asset Value	Number of Outstanding Shares/Units	NAV per Share/Unit as of June 30, 2026
Class S	$179,509	17,091	$10.5031
Class I	326,031	30,804	$10.5840
Class F-S	277,793	26,116	$10.6370
Class F-I	795,982	74,341	$10.7073
Class D-S	410,611	37,168	$11.0473
Class E	29,678	2,671	$11.1116
OP Units(1)	7,690	660	$11.6439
Total	$2,027,294	188,851

(1)
Includes the Class A OP Units held by FNLR Management LLC (the “Adviser”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Net Lease REIT

Dated: August 20, 2026	By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer